Exhibit 10.4

AMENDED AND RESTATED

NIELSEN 2010 STOCK INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to aid the Company and its Subsidiaries in recruiting and retaining key employees, directors or other service providers and to motivate such employees, directors or other service providers to exert their best efforts on behalf of the Company and its Subsidiaries by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees, directors or other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) Affiliate: With respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with such Person or any other Person designated by the Committee in which any Person has an interest.

(b) Award: An Option, Stock Appreciation Right, Other Stock-Based Award or Performance-Based Award granted pursuant to the Plan.

(c) Board: The Board of Directors of the Company.

(d) Change in Control: the occurrence of any of the following events:

(i) the sale or disposition, in one or a series of related transactions, of all or substantially all, of the assets of the Company to any Person or Group other than the Permitted Holders;

(ii) any Person or Group, other than the Permitted Holders, is or becomes the Beneficial Owner (except that a Person shall be a “Beneficial Owner” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any entity which controls the Company), including by way of merger, consolidation, tender or exchange offer or otherwise;

(iii) a reorganization, recapitalization, merger or consolidation (a “Corporate Transaction”) involving the Company, unless securities representing 50% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the Person or Persons who were the Beneficial Owners of the outstanding voting securities entitled to vote generally in the election of directors of the Company immediately prior to such Corporate Transaction;

(iv) during any rolling twenty-four (24) month period looking back from any given date, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved (including pursuant to the Investor Shareholder Agreement)) (any such director, an “Incumbent Director”) cease for any reason to constitute a majority of the Board, then in office; provided, that, no individual shall be an Incumbent Director who is elected or nominated as a director of the Company (A) as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any Person other than the Board or (B) pursuant to an agreement between Valcon Acquisition Holding (Luxembourg) S.à.r.l. (“Luxco”) or among one or more Investors (or any other shareholders of the Company) and a Third Party under which Luxco or the Investor is required to nominate such director; or

(v) any transaction (including, without limitation, any merger, consolidation or sale of assets or equity interests, or any acquisition of stock in the open market or otherwise) the result of which is that any Person or Group, other than any of the Investors or their Affiliates, obtains direct or indirect beneficial ownership of more than fifty percent (50%) of the voting rights attached to the entire issued share capital of Luxco.

(e) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and guidance promulgated thereunder.

(f) Committee: (i) The Compensation Committee of the Board, and (ii) any subcommittee consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto), “independent directors” within the meaning of the NYSE listed company rules and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan, to which the Compensation Committee of the Board has delegated any of its duties, and such other committee of the Board (including, without limitation, the full Board), in any such case to which the Compensation Committee of the Board has delegated power to act under or pursuant to the provisions of the Plan, as applicable.

(g) Company: Nielsen Holdings plc, a company incorporated in England and Wales.

(h) Effective Date: The original effective date of the Amended and Restated Nielsen 2010 Stock Incentive Plan was May 7, 2013, the date it was approved by shareholders of the predecessor company, Nielsen N.V. This Plan shall be effective upon the merger of Nielsen N.V. into the Company.

(i) Employment: The term “Employment” as used herein shall be deemed to refer to (i) a Participant’s employment if the Participant is an employee of the Company or any of its Subsidiaries, (ii) a Participant’s services, if the Participant is another form of service provider to the Company or any of its Subsidiaries, and (iii) a Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.

(j) Exchange Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(k) Fair Market Value: Fair Market Value means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise or unless otherwise specified in an Award agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the most recent date on which Shares were publicly traded. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

(l) Group: means “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

(m) Investors: means each of the investment funds associated with AlpInvest Partners, The Blackstone Group, The Carlyle Group, Hellman & Friedman, Kohlberg Kravis Roberts, Co. and Thomas H. Lee Partners, or their successors and/or Affiliates, so long as they remain investors under that certain Shareholder’s Agreement regarding Nielsen Holdings N.V., entered into on or about the Public Trading Date (the “Investor Shareholder Agreement”).

(n) ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

(o) Option: A stock option granted pursuant to Section 6 of the Plan.

(p) Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

(q) Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

(r) Participant: An employee, director or other service provider of the Company or any of its Subsidiaries who is selected by the Committee to participate in the Plan.

(s) Performance-Based Awards: Awards granted pursuant to Section 9 of the Plan.

(t) Permanent Disability: or “Permanently Disabled”: unless otherwise agreed by the Company (or any of its Subsidiaries) in a written employment agreement or employment letter with such Participant, or as specified in an Award agreement, as defined within the meaning of the term “Disability” as set forth in Section 409A of the Code. The Permanent Disability determination shall be in the sole discretion of the Committee.

(u) Permitted Holder: Any and all of an employee benefit plan (or trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

(v) Person: “Person” as defined in Section 3(a)(9) of the Exchange Act; provided that references to “Person” within the defined term “Change in Control” shall mean a “person” as defined in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act.

(w) Plan: The Amended and Restated Nielsen 2010 Stock Incentive Plan, as it may be amended from time to time.

(x) Public Trading Date: the first date upon which Shares are listed (or approved for listing) upon notice of issuance on any national securities exchange.

(y) Shares: Shares of common stock of the Company.

(z) Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

(aa) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), or any Subsidiary of the Company, or any Affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Treasury Regulation Section 1.409A-1 (or any successor regulation), with respect to which the Person is a “service provider” (within the meaning of Treasury Regulation Section 1.409A-1(or any successor regulation).

(bb) Third Party: A Person or Group that is not an Affiliate of the Company or any of the Investors as of the Public Trading Date.

3. Shares Subject to the Plan

(a) Subject to Section 10, the total number of Shares which may be available for Awards under the Plan (including Awards made under the Plan as maintained by Nielsen N.V.) is 24,531,295 Shares (which number includes the 15,231,295 Shares that were originally available for Awards under the Plan), and the maximum number of Shares for which incentive stock options may be granted is 6,060,000. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares. The issuance of Shares shall reduce the total number of Shares available under the Plan. Shares related to Awards or portions of Awards outstanding under the Plan that are (i) forfeited, terminated, canceled, expire unexercised, (ii) withheld or tendered to satisfy tax withholding obligations, the aggregate Option Price on the exercise of Options or the purchase price for any other Award, or (iii) repurchased by the Company, in each case, shall immediately become available for new Awards. If an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including in connection with payment in Shares on exercise of a Stock Appreciation Right) such Shares shall, to the extent of such cash settlement or non-issuance, immediately become available for new Awards.

(b) Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or a company acquired by the Company or with which the Company combines, subject to the limitations of Sections 6(f) and 7(d) below. The number of Shares underlying awards made in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines shall not be counted against the aggregate number of Shares available for Awards under the Plan, nor shall the Shares subject to such substitute awards become available for new Awards under the circumstances described in the prior paragraph of this Section 3. In addition, in the event that a company acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any of its Subsidiaries prior to such acquisition or combination.

4. Administration

(a) The Plan shall be administered by the Committee; provided, however, that the Board may, in its sole discretion, take any action delegated to the Committee under this Plan as it may deem necessary. The Committee (or the Board, as applicable) may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act (or any successor rule thereto), “independent directors” within the meaning of the NYSE listed company rules and “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto), to the extent Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, respectively, are applicable to the Company and the Plan, to which the Compensation Committee of the Board has delegated any of its duties, and such other committee of the Board (including, without limitation, the full Board), in any such case to which the Compensation Committee of the Board has delegated power to act under or pursuant to the provisions of the Plan, as applicable.

(b) In each case subject to Section 16 of the Plan, the Committee is authorized to (i) interpret the Plan, (ii) establish, amend and rescind any rules and regulations relating to the Plan, and (iii) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions). The Committee may make Awards to Employees who are subject to the laws of nations other than the United States, which Awards may have terms and conditions that differ from the terms of Awards granted to Employees in the United States as provided elsewhere in the Plan for the purpose of complying with foreign laws.

(c) The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, grant or vesting of an Award and the Company or any of its Subsidiaries shall have the right and is authorized to withhold any applicable withholding taxes in respect to the Award, its exercise or any payment or transfer under or with respect to the Award and to take such other action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes. To the extent permitted by the Committee, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares, provided that such Shares have been held by the Participant for such period of time as the Company’s accountants may require or (ii) with respect to minimum statutory withholding requirements only, having Shares with a Fair Market Value equal to the amount withheld by the Company from any Shares that would have otherwise been received by the Participant (i.e., through a “net settlement” of such minimum tax withholding due).

5. Limitations

No Award may be granted under the Plan after the tenth anniversary of the original Effective Date, but Awards theretofore granted may extend beyond that date.

6. Terms and Conditions of Options

Options granted under the Plan shall be non-qualified stock options unless specifically identified as incentive stock options for federal income tax purposes, as determined by the Committee and evidenced by the related Award agreements, and shall be subject to such other terms and conditions not inconsistent therewith. The maximum number of Shares in respect of which such Options may be granted during a fiscal year of the Company to any Participant shall be 2,000,000. In addition to the foregoing, except as otherwise determined by the Committee and evidenced by the related Award agreements, the Options shall also be subject to the following terms and conditions:

(a) Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in substitution of previously granted awards, as described in Section 3). For the avoidance of doubt, to the extent required by the laws of England and Wales, the Option Price shall not be less than the nominal value per Share in respect of which the Option is being exercised.

(b) Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted; provided, however, in the event that any portion of an exercisable Option is scheduled to expire on such tenth anniversary date or otherwise scheduled to expire pursuant to the applicable Award agreement and both (x) the date on which such portion of the Option is scheduled to expire falls during a Company blackout trading period applicable to the Participant (whether such period is imposed at the election of the Company or is required by applicable law to be imposed) and (y) the exercise price per Share of such portion of the Option is less than the Fair Market Value, then on the date that such portion of the Option is scheduled to expire, such portion of the Option (to the extent not previously exercised by the Participant) shall be automatically exercised on behalf of the Participant through a net settlement of both the exercise price and the minimum withholding taxes due (if any) upon such automatic exercise (as described in Section 6(c)(v), below), and the net number of Shares resulting from such automatic exercise shall be delivered to the Participant as soon as practicable thereafter.

(c) Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii), (iv) or (v) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant: (i) in cash or its equivalent (e.g., by check); (ii) unless otherwise provided for by the Committee, at the election of the Participant, in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, provided, that such Shares have been held by the Participant for such period of time as the Company’s accountants may require to avoid adverse accounting treatment; (iii) unless otherwise provided for by the Committee, partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, unless otherwise provided for and subject to such rules as may be established by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased in all events in accordance with applicable law; or (v) allow for payment through a “net settlement” feature (i.e., having Shares with a Fair Market Value equal to the aggregate exercise price in respect of the portion of the Option to be exercised withheld by the Company from any Shares that would have otherwise been received by the Participant). No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d) ISOs. The Committee may grant Options under the Plan that are intended to be “incentive stock options” (within the meaning of Section 422 of the Code) (“ISOs”). Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant, owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (x) within two years after the date of grant of such ISO or (y) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and, if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Subsidiaries (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

(e) Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Option Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(f) Repricing of Options; No Dividend Equivalent Rights.

(i) Notwithstanding any provision herein to the contrary, the repricing of an Option, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Option to lower the Option Price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling an Option in exchange for another Award at a time when the Option Price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10(a) below. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(ii) Except as may otherwise be permitted under Section 10, there shall be no dividend equivalent rights granted in respect of any Option.

7. Terms and Conditions of Stock Appreciation Rights

(a) Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. The maximum number of Shares in respect of which such Stock Appreciation Rights may be granted during a fiscal year of the Company to any Participant shall be 2,000,000. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b) Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of Stock Appreciation Rights granted in substitution of previously granted awards, as described in Section 3); provided, however, that in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option; and provided, further, that the exercise price of a Stock Appreciation Right that is granted in exchange for an Option may be less than the Fair Market Value on the grant date if such exercise price is equal to the Option Price of the exchanged Option. For the avoidance of doubt, to the extent required by the laws of England and Wales, the exercise price per Share of a Stock Appreciation Right shall not be less than the nominal value per Share in respect of which the Stock Appreciation Right is being exercised. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment to the Participant shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share.

(c) Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

(d) Repricing of Stock Appreciation Rights; No Dividend Equivalent Rights.

(i) Notwithstanding any provision herein to the contrary, the repricing of a Stock Appreciation Right, once granted hereunder, is prohibited without prior approval of the Company’s shareholders. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of a Stock

Appreciation Right to lower its exercise price; (ii) any other action that is treated as a “repricing” under generally accepted accounting principles; and (iii) repurchasing for cash or canceling a Stock Appreciation Right in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Shares, unless the cancellation and exchange occurs in connection with a change in capitalization or similar change permitted under Section 10(a) of the Plan. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

(ii) Except as may otherwise be permitted under Section 10, there shall be no dividend equivalent rights granted in respect of any Stock Appreciation Right.

8. Other Stock-Based Awards

The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares, Awards of restricted stock units, and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of Shares (including dividend equivalent rights) (such Awards, “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable). For the avoidance of doubt, to the extent required by the laws of England and Wales, the price paid per Share for Shares awarded in respect of Other Stock-Based Awards shall not be less than the nominal value of the underlying Share.

9. Performance-Based Awards

(a) The Committee, in its sole discretion, may grant Awards which are denominated in Shares or cash (which, for the avoidance of doubt, may include an Award of Options, Stock Appreciation Rights, and Other Stock-Based Awards) (such Awards, “Performance-Based Awards”), which Awards may, but for the avoidance of doubt are not required to, be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto). Such Performance-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares or the cash value of the Award upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Performance-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. For the avoidance of doubt, to the extent required by the laws of England and Wales, the price paid per Share for Shares awarded in respect of Performance-Based Awards shall not be less than the nominal value of the underlying

Share. Subject to the provisions of the Plan, the Committee shall determine to whom and when Performance-Based Awards will be made, the number of Shares or aggregate amount of cash to be awarded under (or otherwise related to) such Performance-Based Awards, whether such Performance-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued, to the extent applicable, shall be fully paid and non-assessable).

(b) A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated income before or after taxes (including income before interest, taxes, depreciation and amortization); (ii) EBITDA; (iii) adjusted EBITDA; (iv) operating income; (v) net income; (vi) adjusted cash net income; (vii) adjusted cash net income per Share; (viii) net income per Share; (ix) book value per Share; (x) return on members’ or shareholders’ equity; (xi) expense management; (xii) return on investment; (xiii) improvements in capital structure; (xiv) profitability of an identifiable business unit or product; (xv) maintenance or improvement of profit margins; (xvi) stock price; (xvii) market share; (xviii) revenue or sales; (xiv) costs; (xx) cash flow; (xxi) working capital; (xxii) multiple of invested capital; (xxiii) total return; and (xxiv) such other objective performance criteria as determined by the Committee in its sole discretion, to the extent such criteria would be a permissible performance criteria under Section 162(m) of the Code. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The maximum amount of a Performance-Based Award granted in respect of any given performance period that may be earned during each such fiscal year of the Company covered by the performance period by any Participant shall be: (x) with respect to Performance-Based Awards that are denominated in Shares, 1,000,000 Shares for each fiscal year and (y) with respect to Performance-Based Awards that are denominated in cash, $10,000,000 for each such fiscal year. For the avoidance of doubt, to the extent that a Performance-Based Award may be earned over a period that is longer than one fiscal year of the Company, the foregoing limitations shall apply to each full or partial fiscal year during or in which such Award may be earned, and such limitations shall apply individually to each Performance-Based Award and not in the aggregate, to the extent multiple Performance-Based Awards are granted in respect of performance periods that contain overlapping fiscal years of the Company.

(c) The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, during any period when Section 162(m) of the Code is applicable to the Company and the Plan and such Performance-Based Award is intended to be deductible by the Company under

Section 162(m) of the Code, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification, to the extent applicable, is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, to the extent applicable, elect to defer payment of a Performance-Based Award.

10. Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a) Generally. In the event of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination, or transaction or exchange of Shares or other corporate exchange, any equity restructuring (as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718), or any distribution to shareholders other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any Person shall make such substitution or adjustment as it deems reasonably necessary to address, on an equitable basis, the effect of such event (subject to Section 20), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Options or Stock Appreciation Rights may be granted during a fiscal year to any Participant, (iii) the maximum amount of a Performance Based Award that may be granted during a fiscal year to any Participant, (iv) the Option Price or exercise price of any Award and/or (v) any other affected terms of such Awards.

(b) Change in Control. In the event of a Change in Control that occurs after the Effective Date, unless the Committee otherwise provides in any applicable Award agreement at the time of the initial grant or in connection with the Change in Control:

(i) If the successor or acquiring entity in the Change in Control does not agree to provide for the issuance of substitute Awards on an equitable basis in a manner consistent with Section 10(a) of the Plan (such Awards, “Substitute Awards”), as determined by the Committee in its sole discretion, then (x) any outstanding Awards held by a Participant at the effective time of such Change of Control that are unexercisable or otherwise unvested or subject to lapse restrictions and are not assumed by a successor corporation in connection with such Change in Control shall automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions and (y) the Committee shall (subject to Section 20 of the Plan), (A) cancel Awards for fair value (as determined in the sole discretion of the Committee), to the extent permitted under Section 409A of the Code, which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair

Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate Option Price or exercise price of such Options or Stock Appreciation Rights, or (B) provide that for a period of at least ten (10) days prior to the Change in Control, such Awards shall be exercisable, to the extent applicable, as to all Shares subject thereto and the Committee may further provide that upon the occurrence of the Change in Control, such Awards shall terminate and be of no further force and effect. For the avoidance of doubt, pursuant to clause (A) above, the Committee may cancel Options and Stock Appreciation Rights for no consideration if the aggregate Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights is less than or equal to the aggregate Option Price of such Options or exercise price of such Stock Appreciation Rights.

(ii) If the successor or acquiring entity in the Change in Control does agree to provide for the issuance of Substitute Awards, then any outstanding Awards held by a Participant at the effective time of such Change of Control that are unexercisable or otherwise unvested or subject to lapse restrictions shall not automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions, as the case may be, as of the date of the Change in Control; provided, however, that if, at any time during the two-year period following a Change in Control the Participant’s Employment with the Company and its Subsidiaries is terminated under a circumstance that would give rise to the Participant’s right to the payment of severance compensation pursuant to any Company or Subsidiary severance plan, policy, arrangement or agreement, as of such date of termination, any then-unvested Awards outstanding hereunder shall become automatically be deemed exercisable or otherwise vested or no longer subject to lapse restrictions.

(iii) If the Committee establishes terms for the vesting or exercisability of any Award in connection with a Change in Control that vary from the provisions set forth above in this Section 10(b) (i.e., the Committee provides for the vesting of an unvested Award at the time of a Change in Control where the acquiring or successor entity has agreed to provide for the issuance of Substitute Awards), then the same such terms must apply to all other Awards having substantially similar vesting or exercisability terms that are held by all other Participants as of such time. For the avoidance of doubt, at the time of a Change in Control, the Committee shall not be required to provide for similar treatment of Awards that are subject to vesting and exercisability terms that are dissimilar.

11. Forfeiture/Clawback

The Committee may, in its sole discretion, specify in an Award or a policy that will be incorporated into an Award agreement by reference, that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Employment for cause, termination of the Participant’s provision of services to the Company or any of its Subsidiaries, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or restatement of the Company’s financial statements to reflect adverse results from those previously released financial statements, as a consequence of errors, omissions, fraud, or misconduct.

12. No Right to Employment or Awards

The granting of an Award under the Plan shall impose no obligation on the Company or any of its Subsidiaries to continue the Employment of a Participant and shall not lessen or affect the Company’s or any Subsidiary’s right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

13. Securities Laws

The Board may refuse to instruct the Company to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of applicable securities laws, including, without limitation, laws of the United States (and any state thereof), and England and Wales.

14. Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15. Nontransferability of Awards

Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

16. Amendments or Termination

Subject to the limitations imposed under Sections 6(f) and 7(d) of this Plan, the Board may amend, alter or discontinue the Plan, and the Board or the Committee may amend, alter or discontinue any outstanding Award, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company to the extent such approval is (i) required by, or (ii) desirable to satisfy the requirements of, in each case, any applicable law, regulation or other rule, including, the listing standards of the securities exchange, which is, at the applicable time, the principal market for the Shares, (b) without the consent of a Participant, if such action would materially and adversely affect any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that (to the extent not prohibited under clause (a)(i) above) the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax or accounting consequences to the Company or to Participants).

17. International Participants

With respect to Participants who reside or work outside the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or a Subsidiary.

18. Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws, except to the extent that the matter in question is mandatorily required to be governed by the laws of England and Wales, in which case it will be governed by the applicable provision of the laws of England and Wales.

19. Effectiveness of the Plan

The Plan is effective as set forth in the definition of Effective Date contained in Section 2(h) hereof.

20. Section 409A of the Code

To the extent applicable, this Plan and all Awards granted hereunder are intended to comply with or be exempt from Section 409A of the Code and will be interpreted in a manner intended to comply with Section 409A of the Code. References under the Plan or an Award to the Participant’s termination of Employment shall be deemed to refer to the date upon which the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code. Notwithstanding anything herein to the contrary, (a) if at the time of the Participant’s separation from service with any Service Recipient the Participant is a “specified employee” as defined in Section 409A of the Code, and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such separation from service is necessary in order to prevent the imposition of any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Participant) to the minimum extent necessary to satisfy Section 409A of the Code until the date that is six months and one day following the Participant’s separation from service with all Service Recipients (or the earliest date as is permitted under Section 409A of the Code), if such payment or benefit is payable upon a termination of Employment and (b) if any other payments of money or other benefits due to the Participant hereunder would cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the minimum extent necessary, in a manner, reasonably determined by the Committee, that does not cause such an accelerated or additional tax or result in an additional cost to the Company (without any reduction in such payments or benefits ultimately paid or provided to the Participant).

The Company shall use commercially reasonable efforts to implement the provisions of this Section 20 in good faith; provided that neither the Company, the Board, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 20.

21. Awards Subject to the Plan

In the event of a conflict between any term or provision contained in the Plan and a term contained in any Award agreement, the applicable terms and provisions of the Plan will govern and prevail.

22. Fractional Shares

Notwithstanding other provisions of the Plan or any Award agreements thereunder, the Company shall not be obligated to issue or deliver fractional Shares pursuant to the Plan or any Award and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be cancelled, terminated or otherwise eliminated with, or without, consideration.

23. Severability

If any provision of the Plan or any Award is, or becomes or is deemed to be invalid, illegal, unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.